Exhibit 99.1

CRITEO REPORTS RESULTS FOR THE FIRST QUARTER 2019,
ADJUSTS 2019 GROWTH OUTLOOK
AND MAINTAINS OUTLOOK FOR 2019 PROFITABILITY MARGIN

NEW YORK - April 30, 2019 - Criteo S.A. (NASDAQ: CRTO), the advertising platform for the open Internet, today announced financial results for the first quarter ended March 31, 2019.

•	Revenue increased 3% at constant currency[1] to $558 million.

•	Revenue excluding Traffic Acquisition Costs, or Revenue ex-TAC[2], increased 2% at constant currency to $236 million, or 42.2% of revenue.

•	Adjusted EBITDA[2] decreased 6% at constant currency to $69 million, or 29.2% of Revenue ex-TAC.

•	Cash flow from operating activities decreased 20% to $67 million.

•	Free Cash Flow[2] decreased 16% to $44 million.

•	Net income increased 1% to $21 million.

•	Adjusted net income per diluted share[2] was $0.60, in line with the prior year period.

•	Due to identified execution issues, we are taking a more modest approach to our 2019 growth outlook.

•	We maintain our 2019 outlook for Adjusted EBITDA margin, highlighting our commitment to profitability.

"While making progress on several priorities, we recognize 2019 is another transition year," said JB Rudelle, CEO. "We are working hard to accelerate our transformation."

"We maintain our Adjusted EBITDA margin outlook for 2019", said Benoit Fouilland, CFO. "This highlights our commitment to profitability."

Operating Highlights

•	Revenue ex-TAC from new products grew 74% year over year to 9% of total.

•	Customer Acquisition, Audience Match, Retail Media's transactional-Saas offering all grew triple digits.

•	Same-client Revenue ex-TAC[3] decreased less than 1% at constant currency.

•	We maintained client retention at close to 90% for all products.

•	Revenue ex-TAC from mobile apps grew 32% year-over-year.

•	Our header-bidding technology now connects to over 3,700 publishers and 135 app developers.

•	We further enriched our client platform with new self-service tools, including analytics and an audience creation feature.

•	We took effective measures to drive employee attrition down.

___________________________________________________
1 Growth at constant currency excludes the impact of foreign currency fluctuations and is computed by applying the 2018 average exchange rates for the relevant period to 2019 figures.
2 Revenue ex-TAC, Adjusted EBITDA, Adjusted net Income per diluted share and Free Cash Flow are not measures calculated in accordance with U.S. GAAP.
3 Same-client Revenue ex-TAC is the Revenue ex-TAC generated by clients that were live with us in a given quarter and still live with us the same quarter in the following year.

Revenue and Revenue ex-TAC

Revenue declined 1%, and increased 3% at constant currency, to $558 million (Q1 2018: $564 million). Revenue ex-TAC decreased 2%, and increased 2% at constant currency, to $236 million (Q1 2018: $240 million). This increase at constant currency was primarily driven by the broader adoption of our new solutions by existing clients. Revenue ex-TAC margin as a percentage of revenue was 42.2% (Q1 2018: 42.6%).

•	In the Americas, Revenue ex-TAC grew 6%, or 8% at constant currency, to $86 million and represented 37% of total Revenue ex-TAC.

•	In EMEA, Revenue ex-TAC declined 10%, or 2% at constant currency, to $92 million and represented 39% of total Revenue ex-TAC.

•	In Asia-Pacific, Revenue ex-TAC grew 1%, or 3% at constant currency, to $57 million and represented 24% of total Revenue ex-TAC.

Net Income and Adjusted Net Income

Net income increased 1% to $21 million (Q1 2018: $21 million). Net income available to shareholders of Criteo S.A. was $19 million, or $0.29 per share on a diluted basis (Q1 2018: $20 million, or $0.29 per share on a diluted basis). Adjusted net income, or net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of these adjustments, decreased 2% to $40 million, or $0.60 per share on a diluted basis (Q1 2018: $41 million, or $0.60 per share on a diluted basis).

Adjusted EBITDA and Operating Expenses

Adjusted EBITDA declined 12%, or 6% at constant currency, to $69 million (Q1 2018: $78 million). This decrease in Adjusted EBITDA was primarily driven by a slight increase in Non-GAAP expenses, as well as proceeds from the disposal of the HookLogic Travel business in the prior-year period. Adjusted EBITDA margin as a percentage of Revenue ex-TAC was 29.2% (Q1 2018: 32.4%), a 320-basis point decrease year over year.

Operating expenses were $176 million (Q1 2018: $176 million), in line with the prior-year period. Operating expenses, excluding the impact of equity awards compensation expense, pension costs, restructuring costs, depreciation and amortization and acquisition-related costs and deferred price consideration, which we refer to as Non-GAAP Operating Expenses, increased 2% to $150 million (Q1 2018: $148 million).

Cash Flow and Cash Position

Cash flow from operating activities decreased 20% to $67 million (Q1 2018: $85 million). Free Cash Flow, defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment, decreased 16% to $44 million (Q1 2018: $52 million), representing 63% of Adjusted EBITDA (Q1 2018: 67%).

Business Outlook

We believe that, due to delays in execution, some of the new capabilities we are building to achieve our company transformation are going to take more time to yield expected benefits. As a result, we are taking a more modest approach to our 2019 growth outlook but maintain our 2019 outlook for profitability margin, highlighting our commitment to profitability.

The following forward-looking statements reflect Criteo’s expectations as of April 30, 2019.

Second quarter 2019 guidance:

•	We expect Revenue ex-TAC to be between $221 million and $224 million. This implies a constant-currency growth of -2% to 0%.

•	We expect Adjusted EBITDA to be between $50 million and $53 million.

Fiscal year 2019 guidance:

•	We now expect Revenue ex-TAC growth for fiscal year 2019 to be between 0% and 2% at constant currency.

•	Despite the lower guidance for Revenue ex-TAC, we maintain our expectation for an Adjusted EBITDA margin of approximately 30% of Revenue ex-TAC for fiscal year 2019.

The above guidance for the quarter ending June 30, 2019 and the fiscal year ending December 31, 2019, assumes the following exchange rates for the main currencies impacting our business: a U.S. dollar-euro rate of 0.88 a U.S. dollar-Japanese Yen rate of 110, a U.S. dollar-British pound rate of 0.76 and a U.S. dollar-Brazilian real rate of 3.81.

The above guidance assumes no acquisitions are completed during the quarter ending June 30, 2019, and the fiscal year ending December 31, 2019.

Reconciliation of Revenue ex-TAC and Adjusted EBITDA guidance to the closest corresponding U.S. GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of equity awards compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our share price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future U.S. GAAP financial results.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission (the "SEC"): Revenue ex-TAC, Revenue ex-TAC by Region, Revenue ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Income per diluted share, Free Cash Flow and Non-GAAP Operating Expenses. These measures are not calculated in accordance with U.S. GAAP.

Revenue ex-TAC is our revenue excluding Traffic Acquisition Costs ("TAC") generated over the applicable measurement period and Revenue ex-TAC by Region reflects our Revenue ex-TAC by our geographies. Revenue ex-TAC, Revenue ex-TAC by Region and Revenue ex-TAC margin are key measures used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue can provide a useful measure for period-to-period comparisons of our business and across our geographies.

Accordingly, we believe that Revenue ex-TAC, Revenue ex-TAC by Region and Revenue ex-TAC margin provide useful information to investors and the market generally in understanding and evaluating our operating results in the same manner as our management and board of directors. Adjusted EBITDA is our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. Adjusted EBITDA and Adjusted EBITDA margin are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short‑ and long-term operational plans. In particular, we believe that by eliminating equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration, Adjusted EBITDA and Adjusted EBITDA margin can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted Net Income is our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of these adjustments. Adjusted Net Income and Adjusted Net Income per diluted share are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that by eliminating equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of these adjustments, Adjusted Net Income and Adjusted Net Income per diluted share can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income and Adjusted Net Income per diluted share provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment. Free Cash Flow is a key measure used by our management and board of directors to evaluate the Company's ability to generate cash. Accordingly, we believe that Free Cash Flow permits a more complete and comprehensive analysis of our available cash flows.

Non-GAAP Operating Expenses are our consolidated operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures the Company uses to provide its quarterly and annual business outlook to the investment community.

Please refer to the supplemental financial tables provided in the appendix of this press release for a reconciliation of Revenue ex-TAC to revenue, Revenue ex-TAC by Region to revenue by region, Adjusted EBITDA to net income, Adjusted Net Income to net income, Free Cash Flow to cash flow from operating activities, and Non-GAAP Operating Expenses to operating expenses, in each case, the most comparable U.S. GAAP measure. Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider such non-GAAP measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: 1) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; and 2) other companies may report Revenue ex-TAC, Revenue ex-TAC by Region, Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, Non-GAAP Operating Expenses or similarly titled measures but calculate them differently or over different regions, which reduces their usefulness as comparative measures. Because of these and other limitations, you should consider these measures alongside our U.S. GAAP financial results, including revenue and net income.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including projected financial results for the quarter ending June 30, 2019 and the fiscal year ending December 31, 2019, our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially.
Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to respond to changes in technology, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions materialize as expected, uncertainty regarding international growth and expansion, the impact of competition, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters and the impact of efforts by other participants in our industry to comply therewith, failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Revenue ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in the Company’s SEC filings and reports, including the Company's Annual Report on Form 10-K filed with the SEC on March 1, 2019, and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 that will be filed with the SEC, as well as future filings and reports by the Company. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Conference Call Information

Criteo’s earnings conference call will take place today, April 30, 2019, at 8:00 AM ET, 2:00 PM CET. The conference call will be webcast live on the Company’s website http://ir.criteo.com and will be available for replay.

Conference call details:

•	U.S. callers: +1 855 209 8212

•	International callers: +1 412 317 0788 or +33 1 76 74 05 02
Please ask to be joined into the "Criteo S.A." call.

About Criteo

Criteo (NASDAQ: CRTO) is the advertising platform for the open Internet, an ecosystem that favors neutrality, transparency and inclusiveness. 2,800 Criteo team members partner with over 19,000 customers and thousands of publishers around the globe to deliver effective advertising across all channels, by applying advanced machine learning to unparalleled data sets. Criteo empowers companies of all sizes with the technology they need to better know and serve their customers. For more information, please visit www.criteo.com.

Contacts

Criteo Investor Relations
Edouard Lassalle, VP, Head of IR, e.lassalle@criteo.com
Friederike Edelmann, IR Director, f.edelmann@criteo.com

Criteo Public Relations
Isabelle Leung-Tack, VP, Global Communications, i.leungtack@criteo.com

Financial information to follow

CRITEO S.A.
Consolidated Statement of Financial Position
(U.S. dollars in thousands) (unaudited)

	December 31, 2018	March 31, 2019
Assets
Current assets:
Cash and cash equivalents	$364,426	$395,771
Trade receivables, net of allowances of $25.9 million and $25.2 million at December 31, 2018 and March 31, 2019, respectively	473,901	386,792
Income taxes	19,370	8,182
Other taxes	53,338	56,828
Other current assets	22,816	24,737
Total current assets	933,851	872,310
Property, plant and equipment, net	184,013	180,377
Intangible assets, net	112,036	107,218
Goodwill	312,881	317,076
Right of Use Asset - operating lease (1)	—	200,274
Non-current financial assets	20,460	20,331
Deferred tax assets	33,894	48,330
Total non-current assets	663,284	873,606
Total assets	$1,597,135	$1,745,916

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$425,376	$345,923
Contingencies	2,640	3,215
Income taxes	7,725	5,794
Financial liabilities - current portion	1,018	1,599
Lease liability - operating - current portion (1)	—	49,459
Other taxes	55,592	58,192
Employee - related payables	65,878	63,459
Other current liabilities	47,115	37,256
Total current liabilities	605,344	564,897
Deferred tax liabilities	10,770	8,421
Retirement benefit obligation	5,537	6,893
Financial liabilities - non current portion	2,490	2,283
Lease liability - operating - non current portion (1)	—	166,920
Other non-current liabilities	5,103	4,706
Total non-current liabilities	23,900	189,223
Total liabilities	629,244	754,120
Commitments and contingencies
Shareholders' equity:
Common shares, €0.025 par value, 67,708,203 and 66,142,511 shares authorized, issued and outstanding at December 31, 2018 and March 31, 2019, respectively.	2,201	2,157
Treasury stock, 3,459,119 and 1,672,404 shares at cost as of December 31, 2018 and March 31, 2019, respectively.	(79,159)	(39,079)
Additional paid-in capital	663,281	641,094
Accumulated other comprehensive income (loss)	(30,522)	(41,869)
Retained earnings	387,869	403,200
Equity - attributable to shareholders of Criteo S.A.	943,670	965,503
Non-controlling interests	24,221	26,293
Total equity	967,891	991,796
Total equity and liabilities	$1,597,135	$1,745,916

(1) Effective January 1, 2019 we have adopted ASC 842, Leases. We have elected the modified retrospective transition method and not restated comparative prior periods. Upon adoption, we recognized total operating lease liabilities of $223.5 million and operating right-of-use assets of $204.3 million.

CRITEO S.A.
Consolidated Statement of Income
(U.S. dollars in thousands, except share and per share data)
(unaudited)

	Three Months Ended
	March 31,
	2018	2019	YoY Change

Revenue	$564,164	$558,123	(1)%

Cost of revenue
Traffic acquisition cost	(323,746)	(322,429)	(0.4)%
Other cost of revenue	(30,059)	(26,045)	(13)%

Gross profit	210,359	209,649	(0.3)%

Operating expenses:
Research and development expenses	(45,318)	(46,577)	3%
Sales and operations expenses	(95,649)	(95,909)	0.3%
General and administrative expenses	(34,591)	(33,770)	(2)%
Total Operating expenses	(175,558)	(176,256)	0.4%
Income from operations	34,801	33,393	(4)%
Financial income (expense)	(1,325)	(1,974)	49%
Income before taxes	33,476	31,419	(6)%
Provision for income taxes	(12,386)	(10,018)	(19)%
Net Income	$21,090	$21,401	1%

Net income available to shareholders of Criteo S.A.	$19,809	$19,120	(3)%
Net income available to non-controlling interests	$1,281	$2,281	78%

Weighted average shares outstanding used in computing per share amounts:
Basic	66,160,375	64,336,777
Diluted	67,469,738	66,041,296

Net income allocated to shareholders per share:
Basic	$0.30	$0.30	—%
Diluted	$0.29	$0.29	—%

CRITEO S.A.
Consolidated Statement of Cash Flows
(U.S. dollars in thousands) (unaudited)

	Three Months Ended
	March 31,
	2018	2019	YoY Change
Net income	$21,090	$21,401	1%
Non-cash and non-operating items	53,966	42,866	(21)%
- Amortization and provisions	26,050	19,644	(25)%
- Equity awards compensation expense (1)	18,829	13,882	(26)%
- Change in deferred taxes	(3,146)	(5,916)	88%
- Income tax for the period	15,532	15,934	3%
- Other (2)	(3,299)	(678)	(79)%
Changes in working capital related to operating activities	23,687	20,821	(12)%
- Decrease in trade receivables	91,292	86,018	(6)%
- Decrease in trade payables	(62,945)	(58,485)	(7)%
- Decrease/(Increase) in other current assets	7,958	(5,992)	NM
- Increase/(decrease) in other current liabilities (2)	(12,618)	2,436	NM
- Change in operating lease liabilities and right of use assets (4)	—	(3,156)	NM
Income taxes paid	(14,216)	(17,868)	26%
CASH FROM OPERATING ACTIVITIES	84,527	67,220	(20)%
Acquisition of intangible assets, property, plant and equipment	(7,413)	(13,292)	79%
Change in accounts payable related to intangible assets, property, plant and equipment	(25,154)	(10,392)	(59)%
Payment for (disposal of) a business, net of cash acquired (disposed)	(10,811)	(5,325)	(51)%
Change in other non-current financial assets	(112)	(32)	(71)%
CASH USED FOR INVESTING ACTIVITIES	(43,490)	(29,041)	(33)%
Repayment of borrowings (3)	(238)	(172)	(28)%
Proceeds from capital increase	166	11	(93)%
Change in other financial liabilities (2)	16,845	(30)	NM
CASH FROM (USED FOR) FINANCING ACTIVITIES	16,773	(191)	NM

CHANGE IN NET CASH AND CASH EQUIVALENTS	57,810	37,988	(34)%
Net cash and cash equivalents at beginning of period	414,111	364,426	(12)%
Effect of exchange rates changes on cash and cash equivalents (2)	11,953	(6,643)	NM
Net cash and cash equivalents at end of period	$483,874	$395,771	(18)%

(1) Of which $18.4 million and $13.5 million of equity awards compensation expense consisted of share-based compensation expense according to ASC 718 Compensation - stock compensation for the quarter ended March 31, 2018 and 2019, respectively.

(2) During the three months ended March 31, 2018, the Company reported the cash impact of the settlement of hedging derivatives related to financing activities in cash from (used for) financing activities in the unaudited consolidated statements of cash flows

(3) Interest paid for the years ended March 31, 2018 and 2019 amounted to $0.4 million and $0.3 million respectively.

(4) Effective January 1, 2019 we have adopted ASC 842, Leases. We have elected the modified retrospective transition method and not restated prior periods. Changes in operating lease liabilities and right of use assets included rent prepayments and accrued rent amounts which were mapped to other current assets and trade payables in prior years.

CRITEO S.A.
Reconciliation of Cash from Operating Activities to Free Cash Flow
(U.S. dollars in thousands) (unaudited)

	Three Months Ended
	March 31,
	2018	2019	YoY Change

CASH FROM OPERATING ACTIVITIES	$84,527	$67,220	(20)%
Acquisition of intangible assets, property, plant and equipment	(7,413)	(13,292)	79%
Change in accounts payable related to intangible assets, property, plant and equipment	(25,154)	(10,392)	(59)%
FREE CASH FLOW (1)	$51,960	$43,536	(16)%

(1) Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment.

CRITEO S.A.
Reconciliation of Revenue ex-TAC by Region to Revenue by Region
(U.S. dollars in thousands) (unaudited)

	Three Months Ended
	March 31,
Region	2018	2019	YoY Change	YoY Change at Constant Currency
Revenue
Americas	$212,695	$217,993	2%	4%
EMEA	222,611	209,643	(6)%	3%
Asia-Pacific	128,858	130,487	1%	4%
Total	564,164	558,123	(1)%	3%

Traffic acquisition costs
Americas	(131,521)	(131,545)	—%	1%
EMEA	(119,893)	(117,291)	(2)%	7%
Asia-Pacific	(72,332)	(73,593)	2%	4%
Total	(323,746)	(322,429)	(0.4)%	4%

Revenue ex-TAC (1)
Americas	81,174	86,448	6%	8%
EMEA	102,718	92,352	(10)%	(2)%
Asia-Pacific	56,526	56,894	1%	3%
Total	$240,418	$235,694	(2)%	2%

(1) We define Revenue ex-TAC as our revenue excluding traffic acquisition costs generated over the applicable measurement period. Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region are not measures calculated in accordance with U.S. GAAP. We have included Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region because they are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue and review of these measures by region can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region provide useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; (b) other companies may report Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region or similarly titled measures but define the regions differently, which reduces their effectiveness as a comparative measure; and (c) other companies may report Revenue ex-TAC or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region alongside our other U.S. GAAP financial results, including revenue. The above table provides a reconciliation of Revenue ex-TAC to revenue and Revenue ex-TAC by Region to revenue by region.

CRITEO S.A.
Reconciliation of Adjusted EBITDA to Net Income
(U.S. dollars in thousands) (unaudited)

	Three Months Ended
	March 31,
	2018	2019	YoY Change
Net income	$21,090	$21,401	1%
Adjustments:
Financial (income) expense	1,325	1,974	49%
Provision for income taxes	12,386	10,018	(19)%
Equity awards compensation expense	19,303	13,882	(28)%
Research and development	4,555	4,025	(12)%
Sales and operations	7,832	6,201	(21)%
General and administrative	6,916	3,656	(47)%
Pension service costs	434	394	(9)%
Research and development	220	193	(12)%
Sales and operations	79	72	(9)%
General and administrative	135	129	(4)%
Depreciation and amortization expense	23,646	19,296	(18)%
Cost of revenue	15,249	9,135	(40)%
Research and development	2,221	3,477	57%
Sales and operations	4,454	4,864	9%
General and administrative	1,722	1,820	6%
Restructuring	(252)	1,890	NM
Research and development	(348)	—	(100)%
Sales and operations	107	1,890	NM
General and administrative	(11)	—	(100)%
Total net adjustments	56,842	47,454	(17)%
Adjusted EBITDA(1)	$77,932	$68,855	(12)%

(1) We define Adjusted EBITDA as our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short-term and long-term operational plans. In particular, we believe that the elimination of equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (b) Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; (c) Adjusted EBITDA does not reflect the potentially dilutive impact of equity-based compensation; (d) Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and (e) other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted EBITDA alongside our U.S. GAAP financial results, including net income.

CRITEO S.A.
Reconciliation from Non-GAAP Operating Expenses to Operating Expenses under GAAP
(U.S. dollars in thousands) (unaudited)

	Three Months Ended
	March 31,
	2018	2019	YoY Change

Research and Development expenses	$(45,318)	$(46,577)	3%
Equity awards compensation expense	4,555	4,025	(12)%
Depreciation and Amortization expense	2,221	3,477	57%
Pension service costs	220	193	(12)%
Restructuring	(348)	—	(100)%
Non GAAP - Research and Development expenses	(38,670)	(38,882)	1%
Sales and Operations expenses	(95,649)	(95,909)	0.3%
Equity awards compensation expense	7,832	6,201	(21)%
Depreciation and Amortization expense	4,454	4,864	9%
Pension service costs	79	72	(9)%
Restructuring	107	1,890	NM
Non GAAP - Sales and Operations expenses	(83,177)	(82,882)	(0.4)%
General and Administrative expenses	(34,591)	(33,770)	(2)%
Equity awards compensation expense	6,916	3,656	(47)%
Depreciation and Amortization expense	1,722	1,820	6%
Pension service costs	135	129	(4)%
Restructuring	(11)	—	(100)%
Non GAAP - General and Administrative expenses	(25,829)	(28,165)	9%
Total Operating expenses	(175,558)	(176,256)	0.4%
Equity awards compensation expense	19,303	13,882	(28)%
Depreciation and Amortization expense	8,397	10,161	21%
Pension service costs	434	394	(9)%
Restructuring	(252)	1,890	NM
Total Non GAAP Operating expenses (1)	$(147,676)	$(149,929)	2%

(1) We define Non-GAAP Operating Expenses as our consolidated operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures we use to provide our quarterly and annual business outlook to the investment community.

CRITEO S.A.
Detailed Information on Selected Items
(U.S. dollars in thousands) (unaudited)

	Three Months Ended
	March 31,
	2018	2019	YoY Change
Equity awards compensation expense
Research and development	$4,555	$4,025	(12)%
Sales and operations	7,832	6,201	(21)%
General and administrative	6,916	3,656	(47)%
Total equity awards compensation expense	19,303	13,882	(28)%

Pension service costs
Research and development	220	193	(12)%
Sales and operations	79	72	(9)%
General and administrative	135	129	(4)%
Total pension service costs	434	394	(9)%

Depreciation and amortization expense
Cost of revenue	15,249	9,135	(40)%
Research and development	2,221	3,477	57%
Sales and operations	4,454	4,864	9%
General and administrative	1,722	1,820	6%
Total depreciation and amortization expense	23,646	19,296	(18)%

Restructuring
Research and development	(348)	—	(100)%
Sales and operations	107	1,890	NM
General and administrative	(11)	—	(100)%
Total restructuring	$(252)	$1,890	NM

CRITEO S.A.
Reconciliation of Adjusted Net Income to Net Income
(U.S. dollars in thousands except share and per share data)
(unaudited)

	Three Months Ended
	March 31,
	2018	2019	YoY Change

Net income	$21,090	$21,401	1%
Adjustments:
Equity awards compensation expense	19,303	13,882	(28)%
Amortization of acquisition-related intangible assets	3,457	5,472	58%
Restructuring costs	(252)	1,890	NM
Tax impact of the above adjustments	(3,079)	(2,940)	(5)%
Total net adjustments	19,429	18,304	(6)%
Adjusted net income(1)	$40,519	$39,705	(2)%

Weighted average shares outstanding
- Basic	66,160,375	64,336,777
- Diluted	67,469,738	66,041,296

Adjusted net income per share
- Basic	$0.61	$0.62	2%
- Diluted	$0.60	$0.60	—%

(1) We define Adjusted Net Income as our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, restructuring costs, acquisition-related costs and deferred price consideration and the tax impact of the foregoing adjustments. Adjusted Net Income is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted Net Income because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of the foregoing adjustments in calculating Adjusted Net Income can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted Net Income has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) Adjusted Net Income does not reflect the potentially dilutive impact of equity-based compensation or the impact of certain acquisition related costs; and (b) other companies, including companies in our industry, may calculate Adjusted Net Income or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted Net Income alongside our other U.S. GAAP-based financial results, including net income.

CRITEO S.A.
Constant Currency Reconciliation
(U.S. dollars in thousands) (unaudited)

	Three Months Ended
	March 31,
	2018	2019	YoY Change

Revenue as reported	$564,164	$558,123	(1)%
Conversion impact U.S. dollar/other currencies	—	24,041
Revenue at constant currency(1)	564,164	582,164	3%

Traffic acquisition costs as reported	(323,746)	(322,429)	(0.4)%
Conversion impact U.S. dollar/other currencies	—	(13,470)
Traffic Acquisition Costs at constant currency(1)	(323,746)	(335,899)	4%

Revenue ex-TAC as reported(2)	240,418	235,694	(2)%
Conversion impact U.S. dollar/other currencies	—	10,571
Revenue ex-TAC at constant currency(2)	240,418	246,265	2%
Revenue ex-TAC(2)/Revenue as reported	43%	42%

Other cost of revenue as reported	(30,059)	(26,045)	(13)%
Conversion impact U.S. dollar/other currencies	—	(750)
Other cost of revenue at constant currency(1)	(30,059)	(26,795)	(11)%

Adjusted EBITDA(3)	77,932	68,855	(12)%
Conversion impact U.S. dollar/other currencies	—	4,335
Adjusted EBITDA(3) at constant currency(1)	$77,932	$73,190	(6)%
Adjusted EBITDA(3)/Revenue ex-TAC(2)	32%	29%

(1) Information herein with respect to results presented on a constant currency basis is computed by applying prior period average exchange rates to current period results. We have included results on a constant currency basis because it is a key measure used by our management and Board of directors to evaluate operating performance. Management reviews and analyzes business results excluding the effect of foreign currency translation because they believe this better represents our underlying business trends. The table above reconciles the actual results presented in this section with the results presented on a constant currency basis.

(2) Revenue ex-TAC is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Revenue ex-TAC by Region to Revenue by Region" for a reconciliation of Revenue Ex-TAC to revenue.

(3) Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Adjusted EBITDA to Net Income" for a reconciliation of Adjusted EBITDA to net income.

CRITEO S.A.
Information on Share Count
(unaudited)

	Three Months Ended
	March 31,
	2018	2019
Shares outstanding as at January 1,	66,085,097	64,249,084
Weighted average number of shares issued during the period	75,278	87,693
Basic number of shares - Basic EPS basis	66,160,375	64,336,777
Dilutive effect of share options, warrants, employee warrants - Treasury method	1,309,363	1,704,519
Diluted number of shares - Diluted EPS basis	67,469,738	66,041,296

Shares issued as at March 31, before Treasure stocks	66,248,351	66,142,511
Treasury stock as of March 31,	—	(1,672,404)
Shares outstanding as of March 31, after Treasury stocks	66,248,351	64,470,107
Total dilutive effect of share options, warrants, employee warrants	9,370,543	8,000,740
Fully diluted shares as of March 31,	75,618,894	72,470,847

CRITEO S.A.
Supplemental Financial Information and Operating Metrics
(U.S. dollars in thousands except where stated)
(unaudited)

	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	YoY Change	QoQ Change

Clients	16,370	17,299	18,118	18,528	18,396	19,213	19,419	19,373	5%	(0.2)%

Revenue	542,022	563,973	674,031	564,164	537,185	528,869	670,096	558,123	(1)%	(17)%
Americas	229,392	228,326	324,696	212,695	212,781	211,247	317,350	217,993	2%	(31)%
EMEA	191,682	207,168	221,019	222,611	201,080	195,230	220,904	209,643	(6)%	(5)%
APAC	120,948	128,479	128,316	128,858	123,324	122,392	131,842	130,487	1%	(1)%

TAC	(322,200)	(329,576)	(397,087)	(323,746)	(306,963)	(305,387)	(398,238)	(322,429)	(0.4)%	(19)%
Americas	(145,289)	(141,869)	(203,368)	(131,521)	(125,502)	(126,406)	(196,168)	(131,545)	—%	(33)%
EMEA	(106,605)	(115,446)	(120,662)	(119,893)	(112,577)	(111,131)	(128,053)	(117,291)	(2)%	(8)%
APAC	(70,306)	(72,261)	(73,057)	(72,332)	(68,884)	(67,850)	(74,017)	(73,593)	2%	(1)%

Revenue ex-TAC	219,822	234,397	276,944	240,418	230,222	223,482	271,858	235,694	(2)%	(13)%
Americas	84,103	86,457	121,328	81,174	87,279	84,841	121,182	86,448	6%	(29)%
EMEA	85,077	91,722	100,357	102,718	88,503	84,099	92,851	92,352	(10)%	(1)%
APAC	50,642	56,218	55,259	56,526	54,440	54,542	57,825	56,894	1%	(2)%

Adjusted EBITDA (1)	54,086	79,116	119,928	77,932	68,774	69,591	104,762	68,855	(12)%	(34)%

Cash flow from operating activities	60,491	61,727	79,002	84,527	40,341	50,256	85,600	67,220	(20)%	(21)%

Capital expenditures	27,055	27,773	25,476	32,567	17,847	29,656	45,408	23,684	(27)%	(48)%

Capital expenditures / Revenue	5%	5%	4%	6%	3%	6%	7%	4%	N.A	N.A

Net cash position	308,185	357,983	414,111	483,874	480,285	458,690	364,426	395,771	(18)%	9%

Headcount	2,690	2,712	2,764	2,675	2,678	2,737	2,744	2,813	5%	3%

Days Sales Outstanding (days - end of month)	57	56	57	60	61	60	58	59	N.A	N.A

1) Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Adjusted EBITDA to Net Income" for a reconciliation of Adjusted EBITDA to net income.